As filed with the Securities and Exchange Commission on June 26, 2012

Registration No. 333-04093

Registration No. 333-22993

Registration No. 333-71050

Registration No. 333-117354

Registration No. 333-139494

Registration No. 333-148090

Registration No. 333-156427

Registration No. 333-171317

Registration No. 333-178709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-04093

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-22993

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-71050

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117354

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139494

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148090

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156427

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171317

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178709

UNDER

THE SECURITIES ACT OF 1933

KENSEY NASH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3316412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

735 Pennsylvania Drive Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

NINTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

EIGHTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

SEVENTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

SIXTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

FIFTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

FOURTH AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

THIRD AMENDED AND RESTATED

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

FOURTH AMENDED AND RESTATED

KENSEY NASH CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

KENSEY NASH CORPORATION FIRST AMENDED AND RESTATED

EMPLOYEE INCENTIVE COMPENSATION PLAN

KENSEY NASH CORPORATION FIRST AMENDED AND RESTATED

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

KENSEY NASH CORPORATION EMPLOYEE COMMON STOCK SETTLEMENT PLAN

KENSEY NASH CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN

(Full Title of the plan)

Joseph W. Kaufmann

Chief Executive Officer

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, Pennsylvania 19341

(Name and address of agent for service)

(484) 713-2100

(Telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661-3693

(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 relate to the following registration statements of Kensey Nash Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements” and each a “Registration Statement”):

•

registration statement on Form S-8, Registration No. 333-04093, filed with the Securities and Exchange Commission (the “Commission”) on May 20, 1996, which registered (i) the resale of 457,171 shares of the common stock, par value $0.001 per share (“Common Stock”) of the Company issued under the Company Employee Common Stock Settlement Plan, (ii) 30,000 shares of Common Stock issuable under the Company Non-Employee Directors’ Stock Option Plan and (iii) 900,000 shares of Common Stock issuable under the Company Employee Incentive Compensation Plan;

•

registration statement on Form S-8, Registration No. 333-22993, filed with the Commission on March 7, 1997, which registered 330,000 shares of Common Stock issuable under the Company First Amended and Restated Employee Incentive Compensation Plan and the Company First Amended and Restated Non-Employee Directors’ Stock Option Plan;

•

registration statement on Form S-8, Registration No. 333-71050, filed with the Commission on October 5, 2001, which registered (i) 2,000,000 shares of Common Stock issuable under the Third Amended and Restated Company Employee Incentive Plan and (ii) 350,000 shares of Common Stock issuable under the Fourth Amended and Restated Company Non-Employee Directors’ Stock Option Plan;

•

registration statement on Form S-8, Registration No. 333-117354, filed with the Commission on July 14, 2004, which registered 850,000 shares of Common Stock issuable under the Fourth Amended and Restated Company Employee Incentive Compensation Plan;

•

registration statement on Form S-8, Registration No. 333-139494, filed with the Commission on December 19, 2006, which registered 300,000 shares of Common Stock issuable under the Fifth Amended and Restated Company Employee Incentive Compensation Plan;

•

registration statement on Form S-8, Registration No. 333-148090, filed with the Commission on December 14, 2007, which registered 350,000 shares of Common Stock under the Sixth Amended and Restated Company Employee Incentive Compensation Plan;

•

registration statement on Form S-8, Registration No. 333-156427, filed with the Commission on December 23, 2008, which registered 700,000 shares of Common Stock issuable under the Seventh Amended and Restated Company Employee Incentive Compensation Plan;

•

registration statement on Form S-8, Registration No. 333-171317, filed with the Commission on December 21, 2010, which registered 300,000 shares of Common Stock issuable under the Eighth Amended and Restated Company Employee Incentive Compensation Plan; and

•

registration statement on Form S-8, Registration No. 333-178709, filed with the Commission on December 22, 2011, which registered 600,000 shares of Common Stock issuable under the Ninth Amended and Restated Company Employee Incentive Compensation Plan.

On May 2, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Koninklijke DSM N.V., a corporation organized in the Netherlands (“DSM”), and Biomedical Acquisition Corporation (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of DSM. On June 22, 2012, after completion of a tender offer by Purchaser for all of the issued and outstanding shares of the Company’s Common Stock, including the associated Series A Junior Participating Preferred Stock Purchase Rights (the shares of Common Stock, together with such associated rights, the “Shares”), at a purchase price of $38.50 per share, net to seller in cash (the “Offer Price”), Purchaser merged with and into the Company (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company or owned by DSM or any subsidiary of DSM or the Company, or held by stockholders who properly exercised their appraisal rights) not tendered in the Offer was cancelled and converted into the right to receive an amount in cash equal to the Offer Price. The Merger became effective at 11:59 p.m. New York City time on June 22, 2012 with the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 26th day of June 2012.

KENSEY NASH CORPORATION

By:	/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer (principal executive officer),
President, Secretary and Director

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